Exhibit 32

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard A. Franco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q of DARA BioSciences, Inc. for the quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ Richard A. Franco

Name:	Richard A. Franco
Title:	President and Chief Executive Officer
Date:	November 14, 2011

I, Ann A. Rosar, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of DARA BioSciences, Inc. on Form 10-Q of DARA BioSciences, Inc. for the quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such Quarterly Report of DARA BioSciences, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of DARA BioSciences, Inc.

By:	/s/ Ann A. Rosar
Name:	Ann A. Rosar
Title:	Chief Accounting Officer
Date:	November 14, 2011